Exhibit 99.1

ACI Worldwide, Inc. Reports Financial Results for the
Quarter Ended September 30, 2022

Q3 Highlights
Revenue of $307 million, up 1% adjusted for FX and Corporate Online Banking divestiture, versus Q3 2021
Net income of $23 million
Repurchased 1.2 million shares
Reaffirming full-year 2022 revenue guidance on a constant currency basis

MIAMI, FL — November 2, 2022 — ACI Worldwide (NASDAQ: ACIW), a global leader in mission-critical, real-time payments software, announced financial results today for the quarter ending September 30, 2022. ACI delivered revenue of $307 million and adjusted EBITDA of $46 million. New ARR1 bookings were up 35% versus Q3 2021 and up 40% on a year-to-date basis.

"In the third quarter, we again delivered revenue in line with guidance and saw notable bookings success across all segments, providing visibility into future revenue growth," said Odilon Almeida, president and CEO of ACI Worldwide. "However, inflationary pressures on the interchange component of our Biller segment and foreign exchange rates are impacting our EBITDA in the near term. Our actions to mitigate the impact of these pressures, especially the Biller interchange component, are beginning to pay off. Despite these challenging market conditions, we are pleased to maintain our full-year revenue guidance on a constant currency basis."

Almeida continued, "The disciplined execution of ACI's three-pillar strategy remains intrinsic to our performance and provides the flexibility to invest in growth and return capital to shareholders through share repurchases. Our continued strong new ARR bookings and new business momentum across our segments enhance our confidence in our accelerating growth trajectory. We are also on track to launch our next-generation, real-time payments cloud platform in 2023, driving new growth across our business segments."

FINANCIAL SUMMARY
In Q3 2022, revenue was $307 million, down 3%, or up 1% compared to Q3 2021 adjusted for FX and the divestiture of ACI's Corporate Online Banking division, which was completed in September. Adjusted EBITDA in Q3 was $46 million, down 38%, compared to Q3 2021, or 36% adjusted for FX and the divestiture2. Net adjusted EBITDA margin in Q3 2022 was 22%, or 21% adjusted for FX and the divestiture2. Q3 new ARR bookings of $30 million were up 35% compared to Q3 2021 and up 40% year to date.
•Bank segment revenue declined 11%, or 4% adjusted for FX and the divestiture2; segment adjusted EBITDA decreased 26%, or 23% adjusted for FX and the divestiture2, versus Q3 2021.
•Merchant segment revenue decreased 9%, or 3% adjusted for FX; segment adjusted EBITDA was down 31%, or 26% adjusted for FX, versus Q3 2021.
•Biller segment revenue grew 5% and segment adjusted EBITDA was down 18%, versus Q3 2021.
ACI ended the quarter with $135 million cash on hand and a debt balance of $1 billion, representing a net debt leverage ratio of 2.3x. The company has repurchased 3.2 million shares for $91 million year-to-date. As of September 30, 2022, ACI has $125 million remaining on its share repurchase authorization and expects to use approximately 50% of its cash flow to complete additional share repurchases over the remainder of the year.
REITERATING REVENUE GUIDANCE FOR 2022 ON A CONSTANT CURRENCY BASIS
On a constant currency basis, ACI is reiterating its full-year 2022 guidance provided on September 1, 2022. The company is adjusting its revenue guidance only to account for FX fluctuations. ACI expects 2022 revenue to be in a range of $1.39 billion to $1.405 billion.
Despite the solid revenue performance, FX and inflation are pressuring EBITDA in the near term. The impact of inflation is limited to the interchange component of the company's Biller segment. As a result, ACI expects full-year 2022 adjusted EBITDA to be in the range of $365 million to $380 million.

1 “ARR”' is annual recurring revenue expected to be generated from new accounts, new applications and add-on sales bookings contracts signed in the quarter
2 Corporate Online Banking divestiture

CONFERENCE CALL TO DISCUSS FINANCIAL RESULTS
Today, management will host a conference call at 8:00 AM ET to discuss these results. Interested persons may access a real-time teleconference webcast at http://investor.aciworldwide.com/ or use the following number for dial-in participation: toll-free 1 (888) 660-6377; Conference ID: 3153574. Please provide your name and the conference name of ACI Worldwide, Inc.
About ACI Worldwide
ACI Worldwide is a global leader in mission-critical, real-time payments software. Our proven, secure and scalable software solutions enable leading corporations, fintechs, financial disruptors and merchants to process and manage digital payments, power omni-commerce payments, present and process bill payments, and address fraud and risk. We combine our global footprint with a local presence to drive the real-time digital transformation of payments and commerce.
© Copyright ACI Worldwide, Inc. 2022.
ACI, ACI Worldwide, ACI Payments, Inc., ACI Pay, Speedpay and all ACI product/solution names are trademarks or registered trademarks of ACI Worldwide, Inc., or one of its subsidiaries, in the United States, other countries or both. Other parties' trademarks referenced are the property of their respective owners.
For more information contact:
Investors
John Kraft

SVP, Head of Strategy and Finance

john.kraft@aciworldwide.com

To supplement our financial results presented on a GAAP basis, we use the non-GAAP measures indicated in the tables, which exclude significant transaction-related expenses, as well as other significant non-cash expenses such as depreciation, amortization, and stock-based compensation, that we believe are helpful in understanding our past financial performance and our future results. The presentation of these non-GAAP financial measures should be considered in addition to our GAAP results and are not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP.

We believe that these non-GAAP financial measures reflect an additional way to view aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. Certain non-GAAP measures include:

•Adjusted EBITDA: net income (loss) plus income tax expense (benefit), net interest income (expense), net other income (expense), depreciation, amortization and stock-based compensation, as well as significant transaction-related expenses. Adjusted EBITDA should be considered in addition to, rather than as a substitute for, net income (loss).

•Net Adjusted EBITDA Margin: Adjusted EBITDA divided by revenue net of pass-through interchange revenue. Net Adjusted EBITDA Margin should be considered in addition to, rather than as a substitute for, net income (loss).

•Diluted EPS adjusted for non-cash and significant transaction related items: diluted EPS plus tax effected significant transaction related items, amortization of acquired intangibles and software, and non-cash stock-based compensation. Diluted EPS adjusted for non-cash and significant transaction related items should be considered in addition to, rather than as a substitute for, diluted EPS.

•Recurring revenue: revenue from software as a service and platform as a service fees and maintenance fees. Recurring revenue should be considered in addition to, rather than as a substitute for, total revenue.

•*ARR: Annual recurring revenue expected to be generated from new accounts, new applications, and add-on sales bookings contracts signed in the quarter.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. Generally, forward-looking statements do not relate strictly to historical or current facts and may include words or phrases such as “believes,” “will,” “expects,” “anticipates,” “intends,” and words and phrases of similar impact. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements in this press release include, but are not limited to: (i) expectations regarding notable bookings success across all segments, providing visibility into future revenue growth, (ii) expectations regarding inflationary pressures on the interchange component of our Biller segment and foreign exchange rates impacting our EBITDA in the near term, (iii) expectations that our actions to mitigate the impact of these pressures, especially the biller interchange component, are beginning to pay off, (iv) expectations that our continued strong new ARR bookings and new business momentum across our segments enhance our confidence in our accelerating growth trajectory, (v) expectations that the launch of our next generation real-time payments cloud platform will drive new growth across our business segments and (vi) expectations regarding 2022 revenue and adjusted EBITDA.

All of the foregoing forward-looking statements are expressly qualified by the risk factors discussed in our filings with the Securities and Exchange Commission. Such factors include, but are not limited to, increased competition, business interruptions or failure of our information technology and communication systems, security breaches or viruses, our ability to attract and retain senior management personnel and skilled technical employees, future acquisitions, strategic partnerships and investments, implementation and success of our three-pillar strategy, impact if we convert some or all on-premise licenses from fixed-term to subscription model, anti-takeover provisions, exposure to credit or operating risks arising from certain payment funding methods, customer reluctance to switch to a new vendor, our ability to adequately defend our intellectual property, litigation, our offshore software development activities, risks from operating internationally, including fluctuations in currency exchange rates, adverse changes in the global economy, compliance of our products with applicable legislation, governmental regulations and industry standards, the complexity of our products and services and the risk that they may contain hidden defects, complex regulations applicable to our payments business, our compliance with privacy regulations, our involvement in investigations, lawsuits and other expense and time-consuming legal proceedings, exposure to unknown tax liabilities, consolidations and failures in the financial services industry, volatility in our stock price, demand for our products, failure to obtain renewals of customer contracts or to obtain such renewals on favorable terms, delay or cancellation of customer projects or inaccurate project completion estimates, impairment of our goodwill or intangible assets, the accuracy of management’s backlog estimates, the cyclical nature of our revenue and earnings and the accuracy of forecasts due to the concentration of revenue-generating activity during the final weeks of each quarter, restrictions and other financial covenants in our debt agreements, our existing levels of debt, the COVID-19 pandemic, and events outside of our control including natural disasters, wars, and outbreaks of disease. For a detailed discussion of these risk factors, parties that are relying on the forward-looking statements should review our filings with the Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

ACI WORLDWIDE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands)

	September 30, 2022	December 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$134,799	$122,059
Receivables, net of allowances	302,301	320,405
Settlement assets	727,754	452,396
Prepaid expenses	29,766	24,698
Other current assets	16,342	17,876
Total current assets	1,210,962	937,434
Noncurrent assets
Accrued receivables, net	248,285	276,164
Property and equipment, net	54,328	63,050
Operating lease right-of-use assets	37,916	47,825
Software, net	134,942	157,782
Goodwill	1,226,026	1,280,226
Intangible assets, net	235,053	283,004
Deferred income taxes, net	55,454	50,778
Other noncurrent assets	60,174	62,478
TOTAL ASSETS	$3,263,140	$3,158,741
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$38,227	$41,312
Settlement liabilities	727,237	451,575
Employee compensation	43,637	51,379
Current portion of long-term debt	60,603	45,870
Deferred revenue	53,163	84,425
Other current liabilities	75,107	79,594
Total current liabilities	997,974	754,155
Noncurrent liabilities
Deferred revenue	22,440	25,925
Long-term debt	947,750	1,019,872
Deferred income taxes, net	30,465	36,122
Operating lease liabilities	32,235	43,346
Other noncurrent liabilities	34,060	34,544
Total liabilities	2,064,924	1,913,964
Commitments and contingencies
Stockholders’ equity
Preferred stock	—	—
Common stock	702	702
Additional paid-in capital	697,763	688,313
Retained earnings	1,183,230	1,131,281
Treasury stock	(555,753)	(475,972)
Accumulated other comprehensive loss	(127,726)	(99,547)
Total stockholders’ equity	1,198,216	1,244,777
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,263,140	$3,158,741

ACI WORLDWIDE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues
Software as a service and platform as a service	$195,540	$191,456	$597,080	$583,530
License	43,661	54,454	168,260	110,383
Maintenance	49,163	53,519	151,143	159,037
Services	18,227	17,485	53,613	50,819
Total revenues	306,591	316,914	970,096	903,769
Operating expenses
Cost of revenue (1)	171,753	158,712	517,372	476,811
Research and development	35,899	35,248	114,348	104,791
Selling and marketing	32,794	33,413	102,793	90,211
General and administrative	30,516	29,717	84,753	89,429
Depreciation and amortization	32,140	31,845	95,218	95,434
Total operating expenses	303,102	288,935	914,484	856,676
Operating income	3,489	27,979	55,612	47,093
Other income (expense)
Interest expense	(14,336)	(11,208)	(37,014)	(33,943)
Interest income	2,995	2,834	9,205	8,553
Other, net	41,545	(1,088)	45,801	(1,036)
Total other income (expense)	30,204	(9,462)	17,992	(26,426)
Income before income taxes	33,693	18,517	73,604	20,667
Income tax expense (benefit)	10,576	4,753	21,655	2,347
Net income	$23,117	$13,764	$51,949	$18,320
Income per common share
Basic	$0.20	$0.12	$0.45	$0.16
Diluted	$0.20	$0.12	$0.45	$0.15
Weighted average common shares outstanding
Basic	113,812	117,512	114,584	117,574
Diluted	114,348	118,540	115,211	118,817
(1) The cost of revenue excludes charges for depreciation but includes amortization of purchased and developed software for resale.

ACI WORLDWIDE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Cash flows from operating activities:
Net income	$23,117	$13,764	$51,949	$18,320
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation	6,044	5,130	17,052	15,838
Amortization	26,096	28,250	78,817	84,528
Amortization of operating lease right-of-use assets	2,807	2,752	8,296	7,752
Amortization of deferred debt issuance costs	1,136	1,168	3,435	3,525
Deferred income taxes	(2,674)	(2,184)	(9,059)	(11,742)
Stock-based compensation expense	7,126	6,367	21,884	20,790
Gain on divestiture	(38,452)	—	(38,452)	—
Other	1,359	(463)	2,483	(27)
Changes in operating assets and liabilities:
Receivables	19,807	(20,801)	5,767	55,953
Accounts payable	(1,728)	(2,540)	(3,047)	(5,080)
Accrued employee compensation	6,329	7,261	(3,872)	(1,140)
Deferred revenue	(11,899)	10,042	(6,367)	10,339
Other current and noncurrent assets and liabilities	(4,865)	(9,248)	(26,920)	(54,573)
Net cash flows from operating activities	34,203	39,498	101,966	144,483
Cash flows from investing activities:
Purchases of property and equipment	(4,466)	(4,893)	(8,123)	(12,968)
Purchases of software and distribution rights	(7,656)	(4,389)	(18,394)	(20,041)
Proceeds from divestiture	100,139	—	100,139	—
Net cash flows from investing activities	88,017	(9,282)	73,622	(33,009)
Cash flows from financing activities:
Proceeds from issuance of common stock	839	878	2,801	2,526
Proceeds from exercises of stock options	395	208	1,792	7,252
Repurchase of stock-based compensation awards for tax withholdings	(18)	(37)	(5,820)	(14,833)
Repurchases of common stock	(28,227)	—	(90,934)	(39,411)
Proceeds from revolving credit facility	25,000	—	85,000	—
Repayment of revolving credit facility	(55,000)	(25,000)	(75,000)	(55,000)
Repayment of term portion of credit agreement	(49,606)	(9,737)	(70,825)	(29,212)
Payments on or proceeds from other debt, net	(737)	(1,915)	(10,106)	(10,187)
Net decrease in settlement assets and liabilities	24,659	22,611	20,084	(55,470)
Net cash flows from financing activities	(82,695)	(12,992)	(143,008)	(194,335)
Effect of exchange rate fluctuations on cash	1,002	472	(60)	84
Net increase (decrease) in cash and cash equivalents	40,527	17,696	32,520	(82,777)
Cash and cash equivalents, including settlement deposits, beginning of period	176,135	164,909	184,142	265,382
Cash and cash equivalents, including settlement deposits, end of period	$216,662	$182,605	$216,662	$182,605
Reconciliation of cash and cash equivalents to the Consolidated Balance Sheets
Cash and cash equivalents	$134,799	$141,482	$134,799	$141,482
Settlement deposits	81,863	41,123	81,863	41,123
Total cash and cash equivalents	$216,662	$182,605	$216,662	$182,605

	Three Months Ended September 30,		Nine Months Ended September 30,
Adjusted EBITDA (millions)	2022	2021	2022	2021
Net income	$23.1	$13.8	$51.9	$18.3
Plus:
Income tax expense	10.6	4.7	21.7	2.3
Net interest expense	11.3	8.4	27.8	25.4
Net other income (expense)	(41.4)	1.1	(45.8)	1.0
Depreciation expense	6.0	5.1	17.1	15.9
Amortization expense	26.1	28.2	78.8	84.5
Non-cash stock-based compensation expense	7.1	6.4	21.9	20.8
Adjusted EBITDA before significant transaction-related expenses	$42.8	$67.7	$173.4	$168.2
Significant transaction-related expenses:
Employee related actions	—	4.4	—	8.1
European datacenter migration	1.7	—	3.4	—
Divestiture transaction related	1.2	—	2.6	—
Other	—	1.6	—	2.5
Adjusted EBITDA	$45.7	$73.7	$179.4	$178.8
Revenue, net of interchange:
Revenue	$306.6	$316.9	$970.1	$903.8
Interchange	98.4	87.8	295.4	262.6
Revenue, net of interchange	$208.2	$229.1	$674.7	$641.2

Net Adjusted EBITDA Margin	22%	32%	27%	28%

	Three Months Ended September 30,		Nine Months Ended September 30,
Segment Information (millions)	2022	2021	2022	2021
Revenue
Banks	$117.5	$131.7	$391.6	$341.7
Merchants	35.6	39.0	113.1	115.1
Billers	153.5	146.2	465.4	447.0
Total	$306.6	$316.9	$970.1	$903.8
Recurring Revenue
Banks	$57.3	$63.6	$179.3	$189.6
Merchants	33.8	35.2	103.5	106.0
Billers	153.6	146.2	465.4	446.9
Total	$244.7	$245.0	$748.2	$742.6
Segment Adjusted EBITDA
Banks	$49.8	$67.6	$184.7	$159.3
Merchants	9.8	14.2	32.2	42.0
Billers	26.3	32.0	81.0	100.6

	Three Months Ended September 30,
	2022		2021
EPS Impact of Non-cash and Significant Transaction-related Items (millions)	EPS Impact	$ in Millions (Net of Tax)	EPS Impact	$ in Millions (Net of Tax)
GAAP net income	$0.20	$23.1	$0.12	$13.8
Adjusted for:
Gain on divestiture	(0.26)	(29.2)	—	—
Significant transaction-related expenses	0.02	2.2	0.04	4.5
Amortization of acquisition-related intangibles	0.06	6.7	0.06	7.0
Amortization of acquisition-related software	0.04	4.5	0.05	6.0
Non-cash stock-based compensation	0.05	5.4	0.04	4.8
Total adjustments	$(0.09)	$(10.4)	$0.19	$22.3
Diluted EPS adjusted for non-cash and significant transaction-related items	$0.11	$12.7	$0.31	$36.1

	Nine Months Ended September 30,
	2022		2021
EPS Impact of Non-cash and Significant Transaction-related Items (millions)	EPS Impact	$ in Millions (Net of Tax)	EPS Impact	$ in Millions (Net of Tax)
GAAP net income	$0.45	$51.9	$0.15	$18.3
Adjusted for:
Gain on divestiture	(0.25)	(29.2)	—	—
Significant transaction-related expenses	0.04	4.7	0.07	8.0
Amortization of acquisition-related intangibles	0.18	20.6	0.18	21.1
Amortization of acquisition-related software	0.12	14.1	0.16	19.1
Non-cash stock-based compensation	0.14	16.6	0.13	15.8
Total adjustments	$0.23	$26.8	$0.54	$64.0
Diluted EPS adjusted for non-cash and significant transaction-related items	$0.68	$78.7	$0.69	$82.3

	Three Months Ended September 30,		Nine Months Ended September 30,
Recurring Revenue (millions)	2022	2021	2022	2021
SaaS and PaaS fees	$195.5	$191.5	$597.1	$583.5
Maintenance fees	49.2	53.5	151.1	159.1
Recurring Revenue	$244.7	$245.0	$748.2	$742.6

Annual Recurring Revenue (ARR) Bookings (millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
ARR bookings	$30.3	$22.4	$69.5	$49.7